Exhibit 10.16
FIRST AMENDMENT TO INDUSTRIAL LEASE
     This First Amendment to Industrial Lease (this “first Amendment”) is made and entered into by and between Verde 9580 Joe Rodriguez, LP, a Texas limited partnership (“Landlord”) and Viasystems Technologies Corp., LLC (“Tenant”), effective as of the date this First Amendment is executed by Landlord as shown on the signature page hereto (the “Effective Date).
WITNESSETH:
     WHEREAS, Landlord and Tenant are parties to that certain Industrial Lease dated April 16, 2008 (the “Lease”), pursuant to which Tenant leases from Landlord a 29,136 square foot portion (the “Premises”) of the building known as 9580 Joe Rodriguez, El Paso, Texas.
     WHEREAS, Landlord and Tenant desire to amend the terms of the Lease and to modify certain terms and provisions of the Lease.
     NOW, THEREFORE, pursuant to the foregoing, and in consideration of the mutual covenants and agreements contained in the Lease and herein, the Lease, effective as of the Effective Date, is hereby modified and amended as set out below:
1. Definitions. All capitalized terms used herein shall have the same meaning as defined in the Lease, unless otherwise defined in this First Amendment.
2. Commencement Date. The Commencement Date is June 1, 2008.
3. Condition of the Premises. As of the Effective Date, Tenant is in possession of the Premises, and hereby accepts the Premises in its “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition, and Tenant acknowledges that Landlord shall have no obligation to refurbish or otherwise improve the Premises during the First Extension Term.
4. Broker. Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this First Amendment other than Adin A. Brown, II, d/b/a Sonny Brown Associates, LLC, and Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all costs, expenses or liability for commissions or other compensations or charges claimed by any other broker or agent with respect to this First Amendment.
5. Provisions Control. With the exception of those terms and conditions specifically modified and amended herein, the herein referenced Lease shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between the terms and provisions of this First Amendment and the terms and provisions of the Lease, the terms and provisions of this First Amendment shall supersede and control.
6. Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this First Amendment, the parties may execute counterparts of this First Amendment and exchange such counterparts via e-mail or telefax, and such counterparts shall serve as originals.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Industrial Lease on the respective dates set forth below, to be effective for all purposes, however, as of the Effective Date.

LANDLORD: VERDE 9580 JOE RODRIGUEZ LP, a Texas limited partnership
By:	Verde Real Estate Investment GP, LLC a Delaware limited liability company, its general partner

By:	/s/ Thomas L. Poe
	Name:	Thomas L. Poe
	Title:	Vice President

	Date:	12/8/08

TENANT: VIASYSTEMS TECHNOLOGIES CORP., LLC
By:	/s/ Daniel J. Weber
	Name:	Daniel J. Weber
	Title:	V. P and General Counsel

	Date:	12/1/08